(g)(5)

SECOND AMENDMENT TO CUSTODIAN AGREEMENT

SECOND AMENDMENT made as of this 26th day of September, 2006 to the CUSTODIAN AGREEMENT, dated September 1, 2001, as amended from time to time (the “Agreement”) between THE GLENMEDE FUND, INC., a corporation organized under the laws of the state of Maryland (the “Fund”), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Bank”).

WHEREAS, the Fund and Bank have entered into the Agreement;

WHEREAS, Section 19 of the Agreement provides that the Agreement may be amended or modified only by a written agreement executed by both parties to the Agreement;

NOW, THEREFORE, the Fund and the Bank agree to amend the Agreement as follows:

1.           Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

2.           Additional Funds. Appendix A to the Agreement shall be amended by deleting such Appendix A in its entirety and inserting in lieu thereof Appendix A as attached hereto.

3.           Miscellaneous.

(a)           Except as amended hereby, the Agreement shall remain in full force and effect.

(b)           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

THE GLENMEDE FUND, INC.

By: /s/ Mary Ann B. Wirts

Name: Mary Ann B. Wirts

Title: President

INVESTORS BANK & TRUST COMPANY

By: /s/ Robert D. Mancuso

Name: Robert D. Mancuso

Title: SVP

APPENDIX A

Portfolios of The Glenmede Fund, Inc.

Absolute Return Portfolio
Core Fixed Income Portfolio
Government Cash Portfolio
International Portfolio
Large Cap 100 Portfolio
Large Cap Growth Portfolio
Large Cap Value Portfolio
Philadelphia International Fund
Small Cap Equity Portfolio
Strategic Equity Portfolio
Tax-Exempt Cash Portfolio
Total Market Long/Short Portfolio
U.S. Emerging Growth Portfolio